                     SURGE COMPONENTS, INC. AND SUBSIDIARY

                                  EXHIBIT 11.1

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                   ----------------------------------------

                                                                                Three Months Ended
                                                                                   February 28,
                                                                              1998              1997
                                                                              ----              ----
Basic earnings:

Net income                                                                $   28,137         $    8,231

Shares:
    Weighted common shares outstanding                                     4,823,958          4,823,958
    Employees stock options                                                       --                 --
                                                                          ----------         ----------

Total weighted shares outstanding                                          4,823,958          4,823,958
                                                                          ----------         ----------

Basic earnings per common share                                           $      .01         $       --
                                                                          ==========         ==========

Diluted earnings:

Net income                                                                $   28,137         $    8,231

Shares:
    Weighted common shares outstanding                                     4,823,958          4,823,958
    Employees stock options                                                  149,451             48,968
                                                                          ----------         ----------

Total weighted shares outstanding                                          4,973,409          4,872,926
                                                                          ----------         ----------

Diluted earnings per common share                                         $      .01         $       --
                                                                          ==========         ==========